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[SATMEX LOGO]                                                       EXHIBIT 10.5


                                                          CONTRACT NUMBER: 266-1

CONTRACT FOR RENDERING OF THE INTERNATIONAL SERVICE OF SIGNAL CONDUCTION VIA SATELLITE THROUGH THE MEXICAN SATELLITE SYSTEM ("SISTEMA DE SATELITES MEXICANOS"), ENTERED INTO BY AND BETWEEN SATELITES MEXICANOS, S.A. DE C.V., WHICH SHALL HEREINAFTER BE NAMED "SATMEX", REPRESENTED IN THIS ACT BY MR. LAURO ANDRES GONZALEZ MORENO, IN HIS CAPACITY AS CHIEF EXECUTIVE OFFICER (C.E.O.), AND AS THE OTHER PARTY BY AMERICAN MULTIPLEXER CORPORATION, WHICH SHALL HEREINAFTER BE NAMED "THE CLIENT", REPRESENTED BY MR. EDWARD SC TAN, IN HIS CAPACITY AS PRESIDENT AND CHIEF EXECUTIVE OFFICER, PURSUANT TO THE FOLLOWING DECLARATIONS AND CLAUSES:

                                  DECLARATIONS

I.-    "SATMEX" DECLARES:

I.1 That it is a Variable Capital Stock Corporation ("Sociedad Anonima de Capital Variable"), duly incorporated in accordance with Mexican law.

I.2 That according to the provisions of the Mexican Federal Telecommunications Law ("Ley Federal de Telecomunicaciones"), and in the Mexican Regulations of Communication Via Satellite ("Reglamento de Comunicacion Via Satelite"), occupation of the 109.2 degrees, 113.0 degrees and 116.8 degrees West longitude geostationary orbit positions was concessioned on behalf of "SATMEX" for exclusive exploitation of the "C" and "Ku" frequency bands and the rights of transmission and reception of signals.

I.3 That Mr. Lauro Andres Gonzalez Moreno, in his capacity as C.E.O., has faculties to subscribe this Contract.

I.4 That it meets the technical and economic conditions to take on commitment of the provision of the service covered by this Contract.

I.5    That its Federal Taxpayer Registration Number is: SME-970626 MK5.

I.6 That for the exercise and fulfillment of the rights and obligations under its care, derived from entering into this Contract, it indicates as its address that located on Boulevard Manuel Avila Camacho No. 40, piso 23, Colonia Lomas de Chapultepec, C.P. 11000, Mexico Distrito Federal.

II.-   "THE CLIENT" DECLARES:

II.1 That it is a Corporation, duly Incorporated under the laws of the State of North Carolina, United States of America.

II.2 That Mr. Edward SC Tan, in his capacity as President and Chief Executive Officer, has faculties to subscribe this Contract.

II.3 That it is presenting a certified and a simple copy of the documentation indicated in the foregoing declarations.


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II.4    That any modification on its firm name and/or the power of attorney granted to Its President and Chief Executive Officer shall be communicated in a timely manner and in writing to "SATMEX."

II.5 That it complies with the applicable legislation in the countries comprised within the NAFTA, Ku1 region of the Satmex 5 satellite where the service shall operate, and that it has obtained the necessary authorization(s) from the corresponding regulating institutions, to install, operate or exploit the transmitting and/or receiving ground station or stations.

II.6 That it accepts the "General Provision Conditions of the Satellite Signal Carrying Permanent Service through the Mexican Satellite System", issued by "SATMEX" (Annex I), as well as the Technical Annex (Annex
        II), which, duly signed by the parties, are added to this Contract, to form an integral part of same.

II.7 That is acquainted with the established legal framework, in the Mexican and international settings, to which rendering of the service subject matter of this Contract is subject, and is bound to use the service rendered by "SATMEX" to cover its communication needs within that legal framework.

II.8 That it indicates as its address, for all effects of this Contract, that located on: 575 North Pastoria Avenue, Sunnyvale, California 94086, United States of America.

After having effected the foregoing declarations, the parties agree to enter into this Contract and bind themselves pursuant to the following:

                                 C L A U S E S

FIRST. - According to the terms, conditions, and technical, legal and tariff modalities contained in this Contract and its Annexes, "SATMEX" is bound to provide to "THE CLIENT" the international service of signal conduction via satellite, through the Mexican Satellite System, by means of the space segment assignation in the category of Non-Preemptible service, on the Ku band, of the NAFTA Ku1 region, of the Satmex 5 satellite, with a total bandwidth of 72.00 MHz, according to the following calendar.

-----------------------------------------------------------------------------
                                        BANDWIDTH            TRANSPONDER
-----------------------------------------------------------------------------
From September 1st, 1999 to              36 MHz                  2 K
  December 31st, 1999
-----------------------------------------------------------------------------
From January 1st, 2000 to                72 MHz                  4 K
  December 31st, 2004
-----------------------------------------------------------------------------

Should "THE CLIENT" wish to increase its capacity in a third, fourth and/or fifth transponder, "THE CLIENT" shall give written notice to "SATMEX" sixty
(60) days prior to the start of service. All capacity in subject to availability.

If "THE CLIENT" notifies "SATMEX" of such increments before November 15th, 1999, "THE CLIENT" shall have the following payment conditions:

Transponder 3: USD$ 148,400.00, for which service shall start no later than June 1st, 2000.
Transponder 4: USD$ 145,040.00, for which service shall start no later than September 1st, 2000.
Transponder 5: USD$ 141,600.00, for which service shall start no later than December 1st, 2000.

                                       2



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These increments shall be added via amendments to this contract.

If "THE CLIENT" decides to increase its capacity but subsequently such transponder(s) is(are) not taken on specified date(s), "THE CLIENT" shall pay "SATMEX" a penalty equal to five (5) monthly payments for each transponder at the monthly transponder rate for said transponder, which shall be payable within the following thirty (30) calendar days in which service would have begun.

SECOND.- "SATMEX" shall assign to "THE CLIENT" the satellite access frequencies and their respective operation parameters, on the basis of the link calculations previously presented by "THE CLIENT" to "SATMEX" for each transmission and/or reception carrier on which the ground stations that form part of its network shall access.

"SATMEX" may modify the frequencies assigned to "THE CLIENT" for justified reasons or optimization movements of the space segments on the corresponding satellite, for which it shall give "THE CLIENT" timely written notice of the respective modifications. "THE CLIENT" is bound to carry out location changes and release the preceding frequencies within the term jointly agreed.

The satellite, band, coverage region, transponder, polarization, link points, satellite frequencies, operation parameters, location of the ground stations, antenna diameters, are described in Annex II, which shall be updated as "THE CLIENT" requests from "SATMEX" modifications or enlargements on the service Contracted; in such case, the parties shall subscribe the respective Agreement.

THIRD.- "THE CLIENT" is bound to notify "SATMEX" in writing the name(s), position(s), address(es), telephone number(s) and fax number(s) of the technically responsible person(s) in charge of its company's satellite network, at the latest within the first five (5) working days following the signature hereof, or when said responsible persons are changed.

FOURTH.- "SATMEX" shall deliver the satellite access frequencies and its operation parameters to "THE CLIENT", in writing, at the time this Contract is signed.

FIFTH.- The ground station(s) through which the service is provided shall satisfy the technical specifications and features set forth by "SATMEX" to operate with the Mexican Satellite System, and shall fulfill among others, recommendation ITU-R. S.580-5 and operate with agile and fractionary step frequency synthesizers. The above shall be described in the technical memory of the network delivered by "THE CLIENT" to "SATMEX."

SIXTH.- The invoicing of the service shall begin as of September 1st, 1999.

SEVENTH.- "SATMEX" shall send to the address declared by "THE CLIENT" the monthly invoice of the service contracted, within the first five (5) working days of each month, which shall be sent per month in advance.

In the event "THE CLIENT" does not receive the invoice at its address in a timely manner, the latter shall notify this to the "SATMEX" collection area and effect the corresponding payment.

EIGHTH.- If "THE CLIENT" is not in agreement with any invoice, it shall immediately present its application for clarification and/or adjustment, in writing, to "SATMEX", explaining the reasons and grounds for its disagreement. Such event does not exempt "THE CLIENT" of its payment obligation.


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NINTH.- "THE CLIENT" shall guarantee to "SATMEX" fulfillment of this Contract, for an amount equivalent to two (2) times the monthly payment of the service, by means of a Letter of Credit issued by Bank of America, on behalf of "SATMEX" (Satelites Mexicanos, S.A. de C.V.), for a total amount of USD$310,800.00 (three hundred and ten thousand eight hundred 00/100 U.S. Dollars), and which shall be given in a term not to exceed five (5) working days following the signature of this Contract.

The Letter of Credit shall be given under the terms of this Contract.

The term in force for the Letter of Credit shall be from the signing date of the Contract and until sixty (60) calendar days following the expiration date of this Contract and shall be an irrevocable documentary at sight.

The description of the service shall state: obligations assumed by "American Multiplexer Corporation" on behalf of "Satelites Mexicanos, S.A. de C.V.", proceeding from satellite services, as stated on Contract number: 266-I, dated: October 1st, 1999.

Should "THE CLIENT" wish to increase its capacity in a third, fourth and/or fifth transponder, as stated on Clause First, "THE CLIENT" shall increase its guaranty payment for an amount equal to two times the monthly payment of the third transponder: (USD$ 148,400.00), no longer than five (5) days after the correspondent amendment is signed.

TENTH.- "THE CLIENT" is bound to pay to "SATMEX" for the service subject matter of this Contract, in monthly payments in advance, the total amount of USD$ 19,059,600.00 (nineteen million fifty-nine thousand and sixty hundred U.S. Dollars), in accordance with the following calendar:

--------------------------------------------------------------------------------
                                    BANDWIDTH        ADVANCE MONTHLY PAYMENT
--------------------------------------------------------------------------------
From September 1st, 1999 to          36 MHz              USD$ 155,400.00
  December 31st, 1999
--------------------------------------------------------------------------------
From January 1st, 2000 to            72 MHz              USD$ 307,300.00
  December 31st, 2004
--------------------------------------------------------------------------------

"THE CLIENT" is bound to make payments in a timely manner, at the latest on the fifteenth (15th) day of each month, on the Citibank account established on
Section 16 of Annex I. "SATMEX" agrees to establish a Bank of America account where "THE CLIENT" may make all payments for services from October 1999 through expiration of this Contract. "THE CLIENT" will make payments through a wire transfer by Bank of America to Citibank as established on Section 16 of Annex I for September 1999 services.

If "THE CLIENT" ceases to cover one (1) monthly payment, the service shall be suspended. As the case may be, for reactivation, "THE CLIENT" shall cover previously the indebtedness, moratory interest and reconnection charges.

The parties agree that each of them shall pay the taxes and tariffs generated under their care, according to the legal ordinances in force in their respective countries.

When "THE CLIENT" ceases to cover more than one (1) monthly payment, "SATMEX" may assign the capacity to another interested party.

ELEVENTH.- Moratory Interest shall be calculated on the basis of the rate resulting from adding two (2) times the Prime Rate, issued by the New York Citibank, proportionately to the days of delay in payment, divided into twelve
(12) months, on unpaid balances of the amounts owed monthly.


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Said interest shall be applied as of the day following the payment expiration date and until the same is received by "SATMEX."

TWELFTH.- "SATMEX" shall only be liable, for compensation effects, for dolus, for service interruptions in the part corresponding to the space segment, facilities or equipment owned by it, but in no case for acts of god or force majeure. "SATMEX's" responsibility, shall in no case, exceed the amount of the guarantee given by "THE CLIENT".

In case of service supply interruption, "THE CLIENT" shall inform this immediately to the "SATMEX" Satellite Control Center ("Centro de Control Satelital") in order for the reason to be determined, the failure corrected, and the service reestablished. Likewise, it shall notify "SATMEX" in writing so that, as the case may be and on the basis of the Control Center's technical report, the corresponding compensation is made to it, in accordance with the stipulations of Section 18 of Annex I.

When it is necessary to provide maintenance to its facilities or equipment, among others, "SATMEX" may interrupt the service, in coordination with "THE CLIENT", and the latter shall not be entitled to any compensation. In any case, "SATMEX" shall make its best efforts so that said interruptions cause the least possible damage to "THE CLIENT".

If service interruptions arises, derived from operation of the ground stations through which the service is provided, which stations are not authorized or technically approved and are causing interference, "SATMEX" shall not be bound to grant compensations.

THIRTEENTH.- The term of this Contract shall be five (5) years and three months counted from the date it is signed.

FOURTEENTH.- "THE CLIENT" may cancel part of the capacity contracted or terminate this Contract, notifying this to "SATMEX", in writing, at least thirty (30) working days in advance. In such case, the cancellation or termination date shall be referred to a calendar month (last day of the month).

In the event "THE CLIENT" cancels part of the capacity contracted or terminates this Contract before the end of the term in force indicated in CLAUSE THIRTEENTH, the latter shall pay to "SATMEX", in one single payment and before the date notified by "THE CLIENT" has elapsed, the amount resulting from the tariff corresponding on a monthly basis to Contracts at one (1) year, for each month remaining to conclude the time period originally agreed upon, not to exceed twelve (12) months.

In the assumption of partial cancellation, the aforementioned payment shall be applied to the capacity affected.

Advance cancellation or termination of a service does not release "THE CLIENT" from previous indebtedness or moratory interest.

"SATMEX" reserves the right to assign the satellite capacity released due to advance cancellation or termination to another interested party, as of the day following the termination or cancellation date.


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FIFTEENTH.-  "SATMEX" may rescind this Contract for any of the following reasons:

    I.- For any type of transmission of the rights and/or obligations derived from this Contract, made by "THE CLIENT" to third parties, without having prior written authorization from "SATMEX."

    II.- If "THE CLIENT" stops paying more than one (1) monthly invoice of the service or for three (3) suspensions of same in the term of one
            (1) year.

    III.- If "THE CLIENT" does not adjust to satellite access parameters indicated by "SATMEX."

    IV.- If "THE CLIENT" does not attend approximately and/or carry out the necessary adjustments on the generated signals on their equipment that cause or may cause affectations to third parties.

    V.- If "THE CLIENT" does not grant or maintain the guarantee mentioned in CLAUSE NINTH in time and form.

    VI.- For dissolution or liquidation of "THE CLIENT", or if it is declared in bankruptcy or suspension of payments, or if it is in any of the cases stipulated in Article 2nd of the Mexican Law of Bankruptcy and Suspension of Payments ("Ley de Quiebras y Suspension de Pagos").

    VII.- If "THE CLIENT" decides not to accept the relocation assigned to it by "SATMEX" in its satellites.

    VIII.- In general, because "THE CLIENT" does not fulfill any of the obligations derived from this Contract, as well as its Annexes.

SIXTEENTH.- If "THE CLIENT" incurres in any of the causes of rescission indicated in the preceding clause, "SATMEX" shall communicate this in writing so that in a maximum term of fifteen (15) calendar days, "THE CLIENT" amends the breach of its obligation. If after said term has elapsed "THE CLIENT" has not amend the breach of its obligation, "SATMEX" may rescind this Contract, without a court order.

In the event "SATMEX" rescinds this Contract, "THE CLIENT" is bound to perform the payment referred to in CLAUSE FOURTEENTH and release the satellite capacity mentioned in CLAUSE FIRST; in such case, "SATMEX" shall have the possibility to relocate such capacity immediately.

SEVENTEENTH.- "SATMEX" shall not incur any liability whatsoever for damages suffered by "THE CLIENT" or third parties, in a specific but not limiting manner, for delay in delivery, deficient functioning or failures that might appear in the space segment subject matter of this Contract, as well as service interruptions in the part corresponding to the space segment or equipment owned by it, derived from acts of God or force majeure.

EIGHTEENTH.- Both parties are bound to maintain all of the information and documentation exchanged between them, by virtue of the fulfillment and execution of this Contract, as strictly confidential, except: (i) if same is requested by a judicial or administrative authority and/or (ii) if said information is deemed to be of public knowledge.

The parties may use the confidential information only by means of prior written consent from the other party.

NINETEENTH.- This contract only covers the service provided by "SATMEX", "THE CLIENT" being committed to obtain the authorization of permit/license, whose granting is a faculty of the corresponding governing bodies at the site of the ground station(s), on its own behalf.


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TWENTIETH.- IN case of controversy regarding the fulfillment, contents, construction and scope of the obligations in this Contract, the parties submit to the indications of the ordinance in force for the Federal District and the jurisdiction and competence of the Courts of Mexico City, thus waiving their right to the jurisdiction that might correspond to them due to their present or future address or for any other reason. The official language for these purposes is Spanish.

This Contract is signed in counterparts, one copy remaining in possession of either party, in Mexico City, as of October 1st, 1999.




            FOR "SATMEX"                        FOR "THE CLIENT"


    /s/ LAURO GONZALEZ MORENO                   /s/ EDWARD SC TAN
    MR. LAURO GONZALEZ MORENO                   MR. EDWARD SC TAN
     CHIEF EXECUTIVE OFFICER.              PRESIDENT AND CHIEF EXECUTIVE
                                                    OFFICER



                                       7
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                                                                         ANNEX 1


                                        CLIENT: AMERICAN MULTIPLEXER CORPORATION
                                                          CONTRACT NUMBER: 266-I


              GENERAL PROVISION CONDITIONS OF THE SATELLITE SIGNAL

        CARRYING PERMANENT SERVICE THROUGH THE MEXICAN SATELLITE SYSTEM


GENERAL PROVISIONS.

     1. The service to be provided by SATMEX consists of the carrying of signals by satellite on the C and Ku bands of the Mexican Satellite System, abiding by the provisions of the Concession Title, the Mexican Federal Law on Telecommunications, the Satellite Communication Regulations, the Mexican Federal Law on Radio and Television and its Regulations, the Constitution and Agreement of the UTI, the International Telecommunications Regulations, International Treaties and Agreements on the matter approved by the Senate of the Republic and any other administrative provisions on the matter.

     2. The definitions of the technical terms used in the contracts and/or agreements, should be understood according to the documents already indicated in the above paragraph, the definitions that may be issued by the Telecommunications, Radio communications and Development Standardization Sectors of the UTI, as well as the correspondent Glossary of Terms of the Federal Telecommunications Commission and/or of Telecomunicaciones de Mexico.

     3. THE CLIENT shall be responsible for obtaining and possessing the necessary concessions, permits, licenses or authorizations from the Mexican Federal Government or from the authorities on the matter in each country to be linked.


PROVISION.

     4. The permanent service shall be provided based two categories, according to their continuity priority in case of contingency or partial or total failure of the assigned satellite, these being:

          NON-PREEMPTIBLE SERVICE - Is the one whose transponder has back-up amplifiers and is not interrupted to give priority to a protected service, but does not possess, in the case of fault, immediate protection in another transponder or satellite.

          INTERRUPTIBLE SERVICE - Is the one subject to be required at any time due to being used to provide immediate protection to a protected service and even to a Non-Preemptible service, due to the latter being considered as priorities. During normal operation, the transponder possesses backup transponders.

          Protected Service shall be provided only for the State satellite capacity; and it is used for national security and social benefit services, and has maximum priority over any service category, in case of contingency.

          Each category of the permanent service has a different tariff, which is defined in Annex II of the respective contract.

     5. The space segment by which the service is provided shall be assigned based on the carriers of information and transmission for standardized integrated velocities, for complete transponders or fractions of band widths and/or transponder power, measured in Megahertz (MHz) and decibel Watts (dBw), respectively.



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6.   THE CLIENT, when contracting the service, must deliver a technical specifications sheet describing the network, its topology, the ground stations and their equipment, the satellite access technique, the required capacity and link calculation for each carrier, according to the format which shall be previously given thereto by SAMTEX.

7. The frequency synthesizers of THE CLIENT's ground stations must be efficient and stepped in Kilohertz. The operation of equipment for crystal-syntonized frequencies or with tuning limitations are not acceptable, as this prevents the relocation of the service in case of interference and may also lead to greater consumption of band width, charged to THE CLIENT.

8. The responsible technicians appointed by THE CLIENT to operate the ground stations of its satellite network, must not exceed the nominal satellite access parameters assigned to each carrier. The personnel of the Primary or Alternate Satellite Control Center of SATMEX, when detecting excesses, shall immediately coordinate the necessary rectifications with the manager of the ground station or the network. In the case that THE CLIENT does not make the necessary rectifications or deactivation of the carriers that operate out of the parameters, it shall be charged economic penalties for the use of excess power or bandwidth, or for the damages caused to other clients.

     The economic penalty shall be for the amount resulting from applying the highest tariff for the affected bandwidth and/or power, and also, in such case, the economic compensations amounts that SATMEX gives to an affected client(s). The payment of such penalties does not imply authorization to continue operating the service out of the assigned access parameters.


     If THE CLIENT, for reliability in its link(s), requires operation with a higher satellite power level, it may request (with link calculations) that SATMEX authorize it, if such possibility exists, apply the corresponding adjustments in the bill.

9. THE CLIENT, prior to accessing the satellite, must coordinate the necessary technical testing of their ground stations with the Primary or Alternate Satellite Control Center, according to the procedure and protocol established by SATMEX.

10. The ground stations which do not meet the insulation tests, radiation pattern or other parameter which affects or may affect other signals or satellites, may not be authorized to operate with the satellites until they have been corrected, without this implying any responsibility for SATMEX.

     Additionally, if an already tested ground station starts to produce interference with other signals during its operation, it must suspend its access to the satellite until the complete rectification of such interference. In this case, THE CLIENT must provide every facility, so that jointly with the Primary or Alternate Control Center, do whatever proceeds to help it to eliminate the interference.

     In the case that the manager(s) of the ground station(s) through which the services is run does/do not comply with the indications of the Primary or Alternate Satellite Control Center of SATMEX in a timely fashion, to correct or deactivate the ground station which is producing the interference, THE CLIENT shall pay SATMEX a fine equivalent to one percent (1%) of the monthly tariff for each hour or fraction for the delay plus the equivalent of the compensations SATMEX would have to pay to other clients as a consequence of said interference.

     THE CLIENT is committed to supervise the operating status of the ground stations and to make sure that these do not produce interference to their own signals, other clients signals or other satellites.

11. When a client's signals are affected by interference whose origin is unknown or undetermined which does not allow its immediate rectification, THE CLIENT shall have the option to be relocated, as soon as possible, to a free space so as to provide its communications with continuity.



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          This must be immediately reported to the monitoring areas of the
          Primary or Alternate Satellite Control Center of SATMEX, so that in coordination with the assignations area, it may attend and aid in the relocation activities. As the case may be, SATMEX shall notify THE CLIENT of the new frequencies and operating parameters, be they temporary or definitive.

          The costs incurred as a result of relocating the frequencies to the ground stations shall be paid by THE CLIENT.

     12. Any modification to the service or change of location of the ground stations must be requested from SATMEX at least thirty (30) working days in advance, including the complement to the technical specifications sheet and the link calculations for the modified carriers or new sites.

          THE CLIENT must not make modifications to the service without prior coordination with SATMEX.

CONTRACTING.

     13. To contract the service, THE CLIENT must possess a public network concession or permit, of the type envisaged in Articles 24 and 31 of the Mexican Federal Law on Telecommunications, respectively and pursuant to the provisions of the Satellite Communication Regulations. The obtention of such permits shall be the responsibility of and at the cost of THE CLIENT. A copy of this document must be presented to SATMEX.

BILLING.

     14. When the magnitude of any of the concepts used as the basis for the application of the tariff results in fractions greater than those established in the same, these shall be converted into unit, decimal or centesimal values, rounded up to the nearest higher number, as corresponds.

     15. The invoices for the concept of the provision of permanent services shall be formulated for periods that correspond to one calendar month, except when the start of the service is on a day in the middle of the month, in which case the initial invoice shall be formulated for the amount corresponding to the number of days remaining for the conclusion of such month in which the service is provided.

     16. THE CLIENT shall pay the invoices under its charge, at the latest in the date established in the correspondent invoice and in the same currency as shown in such documents. THE CLIENT shall have the option to pay in the banking institutions authorized by SATMEX or by an electronic bank transfer at SATMEX account at:

          Bank:                    Citibank, N.A.
          Domicile:                111 Wall Street, 10043, New York, N.Y.,
          Account number:          36184091,
          ABA number:              021000089.
          Beneficiary:             Satelites Mexicanos, S.A. de C.V.

COMPENSATIONS.

     17. SATMEX shall in no case bear economic responsibility for damages and injuries caused by the interruptions in the service to THE CLIENT or third parties.

          SATMEX shall not grant compensation for the interruptions in the service derived from the operation of the ground station(s) which are not technically authorized or approved and which cause interference, or for the total or partial suspension of an interruptible service due to providing immediate protection to a protected or uninterruptible service, which have priority thereover.


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          The compensations shall be taken into account starting from the date on which the Satellite Control Center of SATMEX issues the report confirming the causes that led to the interruption.

     18. The interruptions in the provision of the service, imputable to SATMEX, shall be compensated in the following way:

          I.-    Only shall be compensated continuous interruptions of three (3)
          hours. The compensation shall be equal to one eighth of the billing corresponding to one (1) day. A fraction of one hour shall be calculated as a complete hour.

          II.-   SATMEX shall not take into consideration requests for
          compensation when the interruption is due to THE CLIENT's negligence, or a failure of the apparatus and equipment which are not the property of SATMEX and whose conservation and operation does not pertain thereto.

          III.- The compensations, when applicable, shall be credited to THE CLIENT in the due account for the second and third months following the month in which the interruption occured.

          IV.-   Devolutions shall only be made in those cases in which it is impossible to apply the compensations to other periods or services contracted by THE CLIENT.


This Annex is signed in counterparts, one copy remaining in possession of each party, in Mexico City, as of October 1st, 1999.



      FOR "SATMEX"                              FOR "THE CLIENT"


/s/ LAURO A. GONZALEZ MORENO                    /s/ EDWARD SC TAN
  MR. LAURO GONZALEZ MORENO                     MR. EDWARD SC TAN
          C.E.O.                         PRESIDENT AND CHIEF EXECUTIVE OFFICER

[SATMEX LOGO]

                                    ANNEX II
                                   SECTION 1

-------------------------------------------------------------------------------
CLIENT:                 AMERICAN MULTIPLEXER CORPORATION
-------------------------------------------------------------------------------
ADDRESS:              575 NORTH PASTORIA AVENUE, SUNNYVALE
-------------------------------------------------------------------------------
CITY:          LOS ANGELES, CALIFORNIA, UNITED STATES OF             94086
                             AMERICA
-------------------------------------------------------------------------------
CONTRACT:      266-1     DATE: OCTOBER 1st, 1999     PERIOD IN USE: 5 YEARS AND
                                                     3 MONTHS
-------------------------------------------------------------------------------
REPRESENTED:                   MR. EDWARD SC TAN
-------------------------------------------------------------------------------

                             TECHNICAL INFORMATION

-------------------------------------------------------------------------------
NETWORK:       POINT-POINT    BANDWIDTH:
                              FROM SEPT 1st, 1999 TO DEC 31st, 1999:  36MHz
                              FROM JAN 1st, 2000 TO DEC 31st, 2004:   72MHz
-------------------------------------------------------------------------------
EXPLOTATION:   PRIVATE NETWORK
-------------------------------------------------------------------------------
SATELLITE:     SATMEX 5    BAND:  Ku     SERVICE CATEGORY:   NON PREEMPTIBLE
-------------------------------------------------------------------------------
ORBITAL         116.8W     TRANSPONDER:  2K
POSITION:                                4K
-------------------------------------------------------------------------------
REGION:        NAFTA, Ku1
-------------------------------------------------------------------------------
TELEPORT(S):  UNITED STATES OF AMERICA
-------------------------------------------------------------------------------

                                      COST

-------------------------------------------------------------------------------
TOTAL AMOUNT USD $19,059,600.00

MONTHLY COST USD:

FROM SEPTEMBER 1st, 1999 TO DECEMBER 31st, 1999 THE AMOUNT OF $155,400.00.
FROM JANUARY 1st, 2000 TO DECEMBER 31st, 2004, THE AMOUNT OF $307,300.00.
-------------------------------------------------------------------------------

[SATMEX LOGO]

                                TECHNICAL ANNEX
                                   SECTION 2

SERVICE OF SIGNAL CONDUCTION
OPERATION PARAMETERS

                                                 CARRIERS
-----------      -------------         ----------------------------
SATELLITE:          SATMEX 5            TRANSP:              2K
-----------      -------------         ----------------------------
BAND:                 Ku                POL.:                H/V
-----------      -------------         ----------------------------
REGION:           NAFTA, Ku1            ACCESS TECHNIQUE: FDMA/SCPC
-----------      -------------         ----------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                CENTER               EIRP           INF.
                   LINK                       FREQUENCY                             RATE     MOD      FEC    AVAIL   POWER     BW
     --------------------------------------------------------------------------------------  TYPE    RATIO     %       %      (MHz)
     TRANSMIT    ANT    RECEIVE    ANT     UP/L      DOWN/L      UP/L      DOWN/L    (Kbps)
                                          (MHz)      (MHz)      (dBw)     (dBw)
------------------------------------------------------------------------------------------------------------------------------------
       SAN     4.5    CHICAGO,    0.8    14040.0    11740.0    78.88     51.53     30000     QPSK     0.67   99.80    100.00  38.00
 1  FRANCISCO           ILL.
------------------------------------------------------------------------------------------------------------------------------------

A)   THE TOTAL BANDWIDTH ASSIGNED IS:                               36 MHz
     PERCENTAGE EQUIVALENT:                                         100%

B)   PERCENTAGE OF TOTAL POWER ASSIGNED:                            100%

C) ALL THE MASTER (HUB) AND REMOTES DISHES MUST COMPLY WITH RECOMMENDATION ITU-R.S.580-5, FOR WHICH THEY ARE OBLIGATED TO PRESENT THE PATTERN RADIATION TESTS THAT SATMEX'S CONTROL CENTER CONSIDERS CONVENIENT TO THAT EFFECT.

D) SATMEX IS NOT RESPONSIBLE FOR ADJACENT SATELLITE INTERFERENCES DUE TO THE USE OF 0.8 M ANTENNAS DECLARED.

E) THE TECHNICAL PARAMETERS FOR 4K TRANSPONDER SHALL BE ASSIGNED BEFORE SERVICE STARTS.

THIS ANNEX IS SIGNED IN COUNTERPARTS, EACH COPY REMAINING IN POSSESSION OF EACH PARTY IN MEXICO CITY, AS OF OCTOBER 1ST, 1999.

       FOR "SATMEX"                                 FOR "THE CLIENT"

/s/ LAURO GONZALEZ MORENO                          /s/ EDWARD SC TAN

MR. LAURO GONZALEZ MORENO                         MR. EDWARD SC TAN
          C.E.O.                             PRESIDENT AND CHIEF EXECUTIVE
                                                       OFFICER